                                                                     EXHIBIT 2.3

                               ESCROW AGREEMENT

     This Escrow Agreement (this "Agreement") is entered into as of July 15,
                                  ---------
1997, by and among Discreet Logic Inc., a corporation organized under the laws of the province of Quebec ("Buyer"), State Street Bank and Trust Company, a
                            -------
Massachusetts Trust Company, as escrow agent ("Escrow Agent") and each of the
                                               ------------
parties listed on the signature pages attached hereto (individually, a "Holder" or collectively, the "Holders").

                                   RECITALS

     WHEREAS, Buyer, Holders and D-Vision Systems, Inc., an Illinois corporation, have entered into a Stock Purchase Agreement dated as of July 15, 1997 (the "Purchase Agreement"). Capitalized terms used in this Agreement and
           ------------------
not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement;

     WHEREAS, Section 2.02 of the Purchase Agreement provides that at the Closing $3,925,360 (the "Escrow Amount") shall be deposited by Buyer in
                         -------------
escrow (such deposit, together with any interest accrued thereon, constituting the "Escrow Fund") and shall be held as collateral for the
                  -----------
indemnification obligations of the Holders under Article 11 of the Purchase Agreement;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement; and

     WHEREAS, the parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Amount will be deposited into, held in, and disbursed from, the Escrow Fund.

     NOW, THEREFORE, the parties to this Agreement agree as follows:

     1.  Escrow; Indemnification and Investment of Funds.

     (a) Escrow Fund. The Escrow Agent agrees to accept delivery of such Escrow Amount and to hold such Escrow Amount delivered to it in escrow subject to the terms and conditions of this Agreement and Article 11 of the Purchase Agreement (which Article 11 is attached to this Agreement as Appendix A) (collectively,
                                                   ----------
the "Escrow Provisions") until the Escrow Agent is required to release such
     -----------------
Escrow Amount pursuant to the terms of this Agreement.

     (b) Indemnification. The Escrow Agent is hereby notified that the Holders have agreed pursuant to Article 11 of the Purchase Agreement to indemnify and hold harmless Buyer and the other Indemnitees from and against specified Losses as set forth in the Purchase Agreement. The Holders agree that the Escrow Amount will be held to satisfy this indemnity obligation in the manner provided in the Escrow Provisions. Promptly after the receipt by Buyer of notice or discovery of any Loss giving rise to indemnification rights under the Purchase

Agreement, Buyer will give the Holder Representatives (as defined in Section 10 hereof) and the Escrow Agent written notice of such Loss (a "Claim") in
                                                             -----
accordance with Section 3 hereof. Buyer shall notify the Holder Representatives of the progress of any such Claim and shall permit the Holder Representatives to participate in such defense in accordance with Section 11 of the Purchase Agreement, and Buyer shall not compromise or settle any such Claim without the written consent of the Holder Representatives, which consent will not be unreasonably withheld.

     (c) Investment of Funds. The Escrow Agent shall continually invest and reinvest the Escrow Amount and any income or interest therefrom in Qualified Investments (as defined below) in accordance with written instructions received from the Buyer from time to time, or if no such instructions are received by Escrow Agent, the Escrow Agent shall invest such funds in the Seven Seas Money Market Fund. The Term "Qualified Investments" means:
                        ---------------------

         (i) Marketable obligations of the United States having a maturity of not more than three months from the date of acquisition;

         (ii) Marketable obligations directly and fully guaranteed by the United States having a maturity of not more than three months from the date of acquisition;

         (iii) Money market funds (including those of the Escrow Agent) rated in the highest category by Moody's Investors Services and Standard & Poor's Rating Service; and

         (iv) Interest-bearing bank accounts, certificates of deposit, and other interest-bearing obligations issued by any bank organized under the laws of the United States or any state thereof (which may include the Escrow Agent) with capital, surplus and undivided profits aggregating at least $50,000,000, in each case having a maturity of not more than three months from the date of acquisition.

     2.  Release From Escrow.

     (a) Delivery of Escrow Amount. On July 15, 1997, the Closing Date, Buyer will deliver the Escrow Amount to the Escrow Agent for deposit into the Escrow Fund.

     (b) Release to Holders.

         (i) so long as any portion of the Escrow Amount remains held pursuant to this Agreement, the Escrow Agent shall pay to Buyer the portion of the Escrow Amount equal to the amount of indemnification claims by Buyer under
     Section 11.02(a) of Article XI of the Purchase Agreement, if any, written
     ----------------
     notice of which shall be provided to the Escrow Agent in accordance with
     Section 1 and 3 of this Agreement, which have been settled or finally determined between Buyer and Holders in accordance with Section 4 below;

         (ii) on September 30, 1998, the Escrow Agent shall pay to Holders an amount equal to $1,925,360 of the Escrow Amount held pursuant to the Escrow Agreement minus (i) an amount equal to the indemnification claims of Buyer under
     -----
     Section 11.02(a) of Article XI of the Purchase Agreement, if any, written
     ----------------
     notice of which shall be provided to the Escrow Agent in accordance with
     Section 1 and 3 of this Agreement, that have been settled or finally determined between Buyer and Holders on or before August 31, 1998 and (ii) an amount equal to the amount of any unresolved indemnification claims by Buyer set forth in Buyer's notice pursuant to Article XI of the Purchase Agreement and Section 3 below given on or prior to August 31, 1998. Such retained portion shall be retained only until the claim for indemnification is settled or finally determined between Buyer and Holders;

         (iii) on September 30, 1999, the Escrow Agent shall pay to Holders the portion of the Escrow Amount, if any, remaining held pursuant to the Escrow Agreement; provided that the Escrow Agent shall retain and not pay
                       --------
     to Holders the portion of the Escrow Amount, if any, equal to the amount of any unresolved indemnification claims by Buyer (it being understood that the portion to be retained shall be the amount set forth in Buyer's notice pursuant to Article XI of the Purchase Agreement, which shall be provided to the Escrow Agent in accordance with Section 1 and 3 of this Agreement, and Section 3 below and any other portion shall be released), and such retained portion shall be retained only until the claim for indemnification is settled or finally determined between Buyer and Holders.

     (c) Release of Escrow Amount. The Escrow Amount will be held by the Escrow Agent in accordance with the terms of this Agreement until required to be released pursuant to Section 2(b). For purposes of this Agreement, "Release Date" shall mean September 30, 1998 and September 30, 1999, as applicable. Within three (3) business days after the Release Date, the Escrow Agent will deliver to each Holder the requisite Escrow Amount to be released on such date as such amount is identified by Buyer and the Holder Representatives to the Escrow Agent at least 3 business days prior to the applicable Release
Date. Escrow Amount shall be released to the respective Holders in proportion to their respective interests as set forth in Exhibit A hereto. Buyer will take
                                              ---------
such action as may be necessary to cause such amounts to be payable in the names of the appropriate Holders.

     (d) No Encumbrance. No Escrow Amount or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Amount by the Escrow Agent.

     3.  Notice of Claim.

     (a) Each notice of a Claim by Buyer (the "Notice of Claim") shall be
                                               ---------------
delivered in writing to the Holder Representatives and the Escrow Agent, and shall contain the following information to the extent it is reasonably available to Buyer:

         (i) Buyer's good faith estimate of the reasonably foreseeable maximum amount of the alleged Loss;

         (ii) a brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Loss based on Buyer's good faith belief thereof; and

         (iii) the specific bases upon which indemnification may be sought consistent with the provisions of the Purchase Agreement.

     (b) The Escrow Agent will not release any of the Escrow Amount held in the Escrow Fund to Buyer pursuant to a Notice of Claim until such Notice of Claim has been resolved or is uncontested in accordance with Section 4 below.

     4. Resolution of Notice of Claim and Release of Escrow Amount. Any Notice of Claim received by the Holder Representatives and the Escrow Agent pursuant to
Section 3 above will be resolved as follows:

     (a) Uncontested Claims. In the event that neither Holder Representatives contests a Notice of Claim (or contests only a portion of the claim) in writing to the Escrow Agent and Buyer within twenty (20) days after such Notice of Claim is deemed delivered pursuant to Section 11 below, the Escrow Agent will promptly release to Buyer in accordance with its written instructions set forth in the Notice of Claim that portion of the Escrow Amount equal to the amount specified in the Notice of Claim (that is not contested) and notify the Holder Representatives of such transfer.

     (b) Contested Claims. In the event that either the Holder Representative gives written notice contesting all, or a portion of, a Notice of Claim to Buyer and the Escrow Agent (a "Contested Claim") within the twenty (20) day period
                         ---------------
provided above, the Escrow Agent shall not release any Escrow Amount to the Buyer and the Holder Representatives and an officer of Buyer shall attempt to resolve the matter, but if such matter is not resolved in writing within sixty
(60) days after the Notice of Claim is deemed delivered pursuant to Section 11, then the matter will be settled by binding arbitration. Any portion of the Notice of Claim which is not contested shall be disbursed by Escrow Agent in accordance with Section 4(a). The final decision of the arbitrator shall be furnished to the Escrow Agent, the Holder Representatives, the Holders and Buyer in writing and will constitute a conclusive determination of the issue in question, binding upon the Holders, the Holder Representatives and Buyer and shall not be contested or appealed by any of them. After receipt of notice that the Notice of Claim is contested by the Holder Representatives, the Escrow Agent will continue to hold in the Escrow Fund in accordance with the terms of this Agreement that portion of the Escrow Amount equal to the contested amount to cover such Claim (notwithstanding the expiration of the Release Date) until the earlier of receipt by it of (i) execution of a written settlement agreement by Buyer and each of the Holder Representatives setting forth a resolution of the Notice of Claim and directing the Escrow Agent to release a specified amount to the Buyer, or (ii) a copy of the final award of the arbitrator. The Escrow Agent shall have no responsibilities with respect to the arbitration of Contested Claims.

     (c) Arbitration. Any Contested Claim shall be settled by (i) agreement of each of the Holder Representatives and Buyer or (ii) arbitration in Boston, Massachusetts, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However,
                                          ---------
in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim.

           (i) Compensation of Arbitrator. Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

           (ii) Selection of Arbitrator. The AAA Rules for the selection of the arbitrator shall be followed by Buyer and the Holder Representatives.

           (iii) Payment of Costs. The initial compensation to be paid to the arbitrator in any such arbitration, attorneys' fees and costs, and all costs of arbitration, including the costs of transcripts and other normal and regular expenses of the arbitration proceedings shall be paid by the non-prevailing party in such arbitration; provided, however, if neither
                                               --------  -------
     party has clearly prevailed, the arbitrator shall have the power to apportion such fees and costs between Buyer and the Holders.

           (iv) Discovery. The parties shall be entitled to conduct discovery proceedings in accordance with the provisions of the Federal Rules of Civil Procedure, subject to any limitation imposed on all parties by the arbitrator.

           (v) Burden of Proof. For any Claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding.

           (vi) Judgment. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by him and shall deliver such documents to each party to this Agreement along with a signed copy of the award.

           (vii) Terms of Arbitration. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the Purchase Agreement.

           (viii) Exclusive Remedy. Except as specifically provided in this Agreement or the Purchase Agreement, arbitration shall be the sole and exclusive remedy of the Buyer and Holders for any Contested Claim arising out of such agreements.

     (d) Determination of Amount of Claims. Any amount owed to Buyer hereunder determined pursuant to Section 4(a) or (b) above, will be immediately payable to Buyer in accordance with Section 11 of the Purchase Agreement and will be paid promptly.

     (e) No Exhaustion of Remedies. Buyer need not exhaust any other remedies that may be available to it but may proceed directly in accordance with the provisions of this Agreement. Buyer may make Claims against the Escrow Amount and in satisfaction thereof may recover all or a portion of the Escrow Amount, in accordance with and subject to the terms of this Agreement, without making any other Claims directly against the Holders and without rescinding or attempting to rescind the transactions consummated pursuant to the Purchase Agreement. The assertion of any single Claim for indemnification hereunder will not bar Buyer from asserting other claims hereunder. Notwithstanding the foregoing, if Buyer elects to make a Claim against the Escrow Fund for any breach or default by the Company and/or the Holders under the Purchase Agreement arising out of an action against a third party, then the Holder Representatives, on behalf of the Holders, shall be subrogated to the rights of Buyer with respect to such a Claim, and Buyer shall assign all of its rights in connection with such Claim necessary for the Holder Representatives to assert such claim against such third party.

     (f) Payment of Costs. The Escrow Agent is authorized and directed to disburse pro rata any payments due the Holders under this Agreement out of the Escrow Fund in accordance with Section 2(b) and their interest as set forth on Exhibit A hereof, after (i) payment of any attorneys' and accountants' and other
---------
fees and expenses incurred on behalf of the Holders as contemplated by this Agreement under Section 6 and (ii) withholding such amounts to pay costs and expenses relating to potential disputes arising with respect to indemnification or other obligations of other Holders under the Escrow Provisions, such amounts to be set forth in writing of the Seller Representative and Buyer.

     (g) As to compliance with any of the foregoing restrictions and limitations, the Escrow Agent shall have no responsibility to independently calculate or otherwise determine such matters but may rely conclusively on the other parties hereto in their related requests and instructions.

     5.   Limitation of the Escrow Agent's Liability.

     (a) The parties acknowledge and agree that the Escrow Agent shall not be responsible for any of the agreements referred to herein or in the Purchase Agreement but shall only be obligated for the performance of such duties as are specifically set forth herein. The Escrow Agent (and its directors, officers and employees) will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity or accuracy thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In no event shall the Escrow Agent be liable for indirect consequential damages. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions, including the amount of Escrow Amount. In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel (which may be in-house counsel), and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. In no event shall the Escrow Agent have any liability under this Agreement for investment losses incurred on any investment or reinvestment of the Escrow Fund made in accordance with the terms of this Agreement.

     (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund or should a third party make a claim on such Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do any of the following: (i) resign so a successor can be appointed pursuant to Section 7, (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or (iii) retain all or any of the Escrow Fund in its possession, without liability to anyone, until such dispute shall have been settled as contemplated in Section 4. In no event shall the Escrow Agent be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability of the Escrow Agent unless it shall have been furnished with acceptable indemnification. In the event an interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and the non-prevailing party in such dispute will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 5 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 6). The resignation of the Escrow Agent under this section shall not affect the right of the Escrow Agent to be paid any amount due to the Escrow Agent hereunder.

     6.  Expenses and Tax Reporting.

     (a) Escrow Agent. All fees and expenses including attorney's fees of the Escrow Agent incurred in entering into this Agreement and in the ordinary course of performing its responsibilities (in accordance with the attached fee schedule which may be subject to change annually) hereunder will be paid by Buyer upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses including attorney's fees, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Amount or the validity of a Claim or Claims by Buyer will be paid by the non-prevailing party in such dispute, provided, however, if
                                                     ------------------
neither party has clearly prevailed, the arbitrator may apportion such fees and expenses between Buyer and the Holders, subject to the provisions of Section 4(f). The Holders' liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Buyer and recovered as a Claim hereunder out of the Escrow Fund. If Buyer has paid the Holders' portion of such fees and expenses as permitted under this Section 6(a) then the Escrow Agent will, upon demand by Buyer, transfer to Buyer a portion of the Escrow Amount equal to such portion of fees and expenses.

     In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability by reason of its acceptance or administration of this Escrow Agreement, Buyer and the Holders, jointly and severally as between Buyer and the Holders collectively, and severally and not jointly as among the Holders individually, agree to indemnify the Escrow Agent, its officers, directors and employees, against any such liability or for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

     Buyer and the Holders, jointly and severally as between Buyer and the Holders collectively, and severally and not jointly as among the Holders individually, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the holding and payment of Escrow Amount under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions of late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Buyer and the Holders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Buyer and the Holders, jointly and severally as between Buyer and Holders collectively, and severally and not jointly as among the Holders individually, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

     (b) Holder Representatives. The Holder Representatives will not be entitled to receive any compensation from Buyer or the Holders in connection with this Agreement. Any fees and expenses incurred by the Holder Representatives in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders to the Holder Representatives, and, to the extent any Escrow Amount remains available for distribution on the Release Date, such fees and expenses shall be paid out from such Escrow Amount prior to distribution to the Holders, but only upon the written direction of the Buyer and Holder Representatives to be given to Escrow Agent at least three (3) business days prior to a Release Date, but in any event after all distributions to Buyer and only upon the written instruction of the Holder Representatives.

     (c) Tax Reporting. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow
                                                                         ------
Fund shall be allocable to the Holders.
----

     (d) Certification of Tax Identification Number. The Holders hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Funds is credited to such Escrow Fund. The Holders understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.
                      -----------

     7. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving written notice of resignation to the Holder Seller Representatives and Buyer, specifying not less than thirty (30) days prior written notice of such a date when such resignation will take effect. Buyer will designate a successor Escrow Agent prior to the expiration of such thirty (30) day period by giving written notice to the Escrow Agent and the Holder Representatives. Buyer may appoint a successor Escrow Agent without the consent of the Holders or the Holder Representatives so long as such successor is a bank or trust company with assets of at least One Hundred Million Dollars ($100,000,000), and may appoint any other successor Escrow Agent with the consent of the Holder Representatives, which consent will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Amount to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 7, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

     8. Limitation of Responsibility; Notices. The Escrow Agent's duties are limited to those set forth in the Escrow Provisions, and no implied duties or obligations shall be implied; and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent hereunder and under the Escrow Provisions.

     9. Incorporation by Reference of Section 11. With respect to the Buyer and Holders only, The parties agree that the terms of Section 11 of the Purchase Agreement shall be deemed to be incorporated by reference in this Agreement as if such Section had been set forth in its entirety herein provided except that the provisions of this Agreement shall control the responsibilities and obligations of the Escrow Agent and the Escrow Agent shall not have any responsibility for any matters addressed in the Purchase Agreement.

     10. Holders' Representatives. By virtue of their approval of the Purchase Agreement, the Holders will be deemed to have irrevocably constituted and appointed, effective as of the Closing, Paul Reilly and Bruce Rady (together with their permitted successors, the "Holder Representatives"), as their true
                                      ----------------------
and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement or the Purchase Agreement, including, without limitation, the exercise of all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the payment of the Escrow Amount), to give and receive notices and communications, to authorize delivery to Buyer of the Escrow Amount or other property from the Escrow Fund in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Holder Representatives for the accomplishment of the foregoing. Such agency may be changed by the Holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days, prior written notice to Buyer and Escrow Agent. No bond shall be required of the Holder Representatives, and the Holder Representatives shall receive no compensation for his services. Notices or communications to or from the Holder Representatives shall constitute notice to or from each of the Holders. This power of attorney is coupled with an interest and is irrevocable. The Holders will be bound by all actions jointly taken by the Holder Representatives in connection with this Agreement and Buyer and Escrow Agent shall be entitled to rely on any joint action or decision of the Holder Representatives. In performing his functions hereunder, the Holder Representatives will not be liable to the Holders in the absence of gross negligence or willful misconduct.

     11. Notices. Any notice provided for or permitted under the Escrow Provisions will be treated as having been received (a) when delivered personally, (b) when sent by confirmed telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or
(d) three (3) business days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 11.

Escrow Agent:                      State Street Bank and Trust Company
                                   Two International Place
                                   Boston, Massachusetts  02110
                                   Attention:  Corporate Trust Department,
                                               Fifth Floor
                                   Attention:  Discreet Logic Escrow
                                   Facsimile:  (617) 664-5365

Holder Representatives:


                                   Attention:
                                   Facsimile:

With copy to:                      Gardner, Carton & Douglas
                                   Suite 3400 - Quaker Tower
                                   321 North Clark Street
                                   Chicago, Illinois  60610-4795
                                   Attention:  Glenn W. Reed, Esq.
                                   Facsimile:  (312) 644-3381

Buyer:                             Discreet Logic Inc.
                                   10 rue Duke Street
                                   Montreal, Quebec
                                   Canada H3C 2L7
                                   Fax:  (514) 393-0110
                                   Attention:  Chief Financial Officer
                                   Facsimile: (514) 393-0110

With copy to:                      Testa Hurwitz, & Thibeault, LLP
                                   High Street Tower
                                   125 High Street
                                   Boston, MA  02110
                                   Attention:  Mark J. Macenka, Esq.
                                   Facsimile:  (617) 248-7100


     Such notice will be treated as having been received upon actual receipt.

     12.  General.

     (a) Governing Law. It is the intention of the parties hereto that the internal laws of the Commonwealth of Massachusetts (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

     (b) Binding Upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

     (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

     (d) Entire Agreement. Except as set forth in the Purchase Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement, provided that with respect to the Escrow Agent, this Agreement (without reference to any other agreements) sets forth the entire understanding of the parties. Notwithstanding anything to the contrary in the previous sentence, in the event that any term(s) or provision(s) of this Agreement conflict(s) with a term or provision of the Purchase Agreement, the term(s) and condition(s) of the Purchase Agreement will control (except with respect to the responsibilities of the Escrow Agent). The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

     (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

     (f) Amendment. This Agreement may be amended with the written consent of Buyer, the Escrow Agent and the Holder Representatives; provided, that Exhibit A
                                                        --------       ---------
hereto may be amended with the consent of the Buyer, the Escrow Agent, and the Holder(s) for which amendment to Exhibit A is being sought. In addition, if the
                                 ---------
Escrow Agent does not agree to an amendment agreed upon by Buyer and the Holder Representatives or Buyer and the Holder(s), as the case may be (except an amendment which may adversely affect the rights or interests of the Escrow Agent), Buyer will appoint a successor Escrow Agent in accordance with Section 7.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

                              DISCREET LOGIC INC.:


                              By: /s/ Francois Plamondon
                                  -----------------------------
                                  Name: Plamondon F.
                                  Title: Senior V.P. & C.F.O.

                              State Street Bank and Trust Company, as
                              ESCROW AGENT:

                              /s/ Patrick E. Thebado
                              ---------------------------------
                              By: Patrick E. Thebado


                              Its: Assistant Vice President
                                  -----------------------------

                              HOLDERS:



                              Michael J. Radi, Trustee for Michael J. Radi
                              Revocable Living Trust under dated 2/12/91



                              By: /s/ Michael J. Radi
                                 ------------------------------

                              Its: Trustee
                                  -----------------------------


                              /s/ Richard J. Radi
                              ---------------------------------
                              Richard J. Radi

                              /s/ Dale Weaver
                              ---------------------------------
                              Dale Weaver

                                                               *
                              ---------------------------------
                              Kevin H. Erwin

                                                               *
                              ---------------------------------
                              Paul G. Radja


                              /s/ Paul Reilly
                              ---------------------------------
                              Paul Reilly


                              /s/ Bruce A. Rady
                              ---------------------------------
                              Bruce A. Rady


                              Geocapital III, L.P.


                              By:                              *
                                 ------------------------------
                              Its:
                                  -----------------------------


                              Platinum Venture Partners I, L.P.


                              By:                              *
                                 ------------------------------
                              Its:
                                  -----------------------------


                                                               *
                              ---------------------------------
                              Harvey L. Poppel


                                                               *
                              ---------------------------------
                              Robert F. Steel


                              Presidents Forum/D-Vision L.L.C.


                              By:                              *
                                 ------------------------------
                              Its:
                                  -----------------------------

                                                               *
                              ---------------------------------
                              Kenneth A. Steel


                              Sunbeam Ventures Ltd.


                              By:                              *
                                 ------------------------------
                              Its:
                                  -----------------------------


                                                               *
                              ---------------------------------
                              Michael Brown


                                                               *
                              ---------------------------------
                              Bradley Shaw


                                                               *
                              ---------------------------------
                              Todd Belfer


                                                               *
                              ---------------------------------
                              Bernard Ludwig


* /s/ Paul Reilly
----------------------
Paul Reilly
Attorney-in-Fact

                              /s/ David Pincus
                              --------------------------------
                              David Pincus

                              /s/ Mark Basler
                              --------------------------------
                              Mark Basler

                              /s/ Bob Falk
                              --------------------------------
                              Bob Falk

                              /s/ Jim Kuch
                              --------------------------------
                              Jim Kuch